Exhibit 99.1
                                                     ------------


                          Certification
    Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002
      (Subsections (a) and (b) of Section 1350, Chapter 63 of Title 18, United States Code)

     Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002
(Subsections (a) and (b) of Section 1350, Chapter 63 of Title 18,
United States Code) (the "Act"), each of the undersigned officers of Temtex Industries, Inc., a Delaware corporation (the
"Company"), does hereby certify that:

     The Quarterly Report on Form 10-Q for the quarter ended February 28, 2003 (the "Periodic Report") of the Company fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78m or 780(d)) and information contained in the Periodic Report fairly presents, in all material respects, the financial condition and results of operations of the Company.



/s/  RICHARD N. ANDERSON
--------------------------------------
Richard N. Anderson
President and Chief Executive Officer




/s/  JOHN F. GURROLA
---------------------------------------
John F. Gurrola
Chief Financial Officer and Secretary

Dated:  April 21, 2003

     The foregoing certification is being furnished solely pursuant to Section 906 of the Act and is not being filed as part of the Periodic Report or as a separate disclosure document.

A signed original of this written statement required by Section
906 has been provided to Temtex Industries, Inc. and will be retained by Temtex Industries, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.